
SELECTED COMBINED GROUP DATA           U S WEST COMMUNICATIONS
GROUP
(UNAUDITED)

                                        Quarter Ended
Dollars in millions (except               March 31,            %
  per share amounts)                  1998        1997      Change
---------------------------------- ----------  ----------  ---------
Access lines (thousands):
 Business                               4,830       4,621       4.5
 Consumer                              11,363      11,004       3.3
Total access lines                     16,193      15,625       3.6
Normalized access lines:
 Business                               4,844       4,621       4.8
 Consumer                              11,415      11,004       3.7
Total                                  16,259      15,625       4.1

Billed access minutes of
 use (millions):
 Interstate                            14,362      13,530       6.1
 Intrastate                             2,983       2,785       7.1
Total minutes of use                   17,345      16,315       6.3

Employees:
 Communications Group                  48,551      47,138       3.0
 Telephone operations only             44,667      44,435       0.5
Telephone employees per
  10,000 access lines                    27.6        28.4      (2.8)

Dividends per common share        $     0.535 $     0.535       -
Common shares outstanding               485.0       482.0       0.6

Capital expenditures              $       516 $       408      26.5

EBITDA (#1)                       $     1,194 $     1,171       2.0
EBITDA margin                            44.1%       45.3%      -

Return on equity                         31.9%       33.3%      -
Debt-to-capital ratio:
 Communications Group                    57.7%       57.3%#     -
 Telephone operations only               55.6%       55.6%#     -

# As of December 31, 1997.

# 1: Earnings before interest, taxes, depreciation, amortization, and other (EBITDA). EBITDA also excludes gain on asset sales.